Exhibit 99.1

Contact:
PXRE Group Ltd.	Investors:
Robert P. Myron	Sard Verbinnen & Co
Chief Financial Officer	Jamie Tully/Lesley Bogdanow
441-296-5858	212-687-8080
bob.myron@pxre.com	jtully@sardverb.com

PXRE Group Ltd.	NEWS RELEASE
PXRE House
110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX
PXRE REPORTS FIRST QUARTER RESULTS
NET LOSS OF $7.2 MILLION
     HAMILTON, Bermuda — (PR Newswire) — May 8, 2007 — PXRE Group Ltd. (NYSE: PXT) today announced results for the first quarter ended March 31, 2007. Notable items for the quarter included:
•	On a fully diluted basis, book value per share decreased during the quarter by $0.11 to $6.30 at March 31, 2007

•	Net loss before convertible preferred share dividends was $7.2 million for the first quarter of 2007 compared to net income before convertible preferred share dividends of $41.6 million for the first quarter of 2006
     Mr. Jeffrey L. Radke, President & Chief Executive Officer of the Company, commented, “The most significant events to occur this quarter were the conclusion of our strategic process with the agreement to merge with Argonaut Group, Inc. and the formation of Peleus Reinsurance Ltd., our newly established “A-” rated Bermuda platform. The merger process is proceeding and we have now made the required regulatory filings with the various state insurance departments and have filed a preliminary registration statement and joint proxy with the Securities & Exchange Commission. We currently expect the merger to close in the third quarter of 2007. Peleus Re has commenced operations and we expect to begin to underwrite a small and controlled book of property reinsurance business during the upcoming June and July renewals.”
     The net loss before convertible preferred shares for the first quarter of 2007 was largely due to a decrease in net premiums earned, as virtually all of the policies written by the Company in 2006 expired as of December 31, 2006 and PXRE did not underwrite any new reinsurance contracts during the first quarter of 2007. The decrease in net premiums earned was offset, in part, by a decrease in net losses and loss expenses incurred as the Company had no material exposure to catastrophe events in the first quarter of 2007 and experienced $3.2 million of favorable reserve development on its prior year reserves for losses and loss expenses.

     Net premiums earned in the first quarter of 2007 decreased 107%, or $82.3 million, to negative $5.2 million from $77.1 million for the same period of 2006. The negative net premiums earned in the first quarter of 2007 are the result of $3.2 million of ceded premiums earned primarily on two multi-year ceded reinsurance treaties, which will be utilized by Peleus Re in future periods, and $2.0 million of adjustments of prior-year reinstatement premiums.

Revenues and Net Premiums Earned
($000's)	Three Months Ended March 31,
	2007	2006	Change %

Revenues	$6,277	$90,531	(93)

Net Premiums Earned:
Cat & Risk Excess	$(5,208)	$76,996	(107)
Exited	14	91	(85)

	$(5,194)	$77,087	(107)

     Net premiums written in the first quarter of 2007 decreased 121%, or $95.4 million, to negative $16.5 million from $78.9 million for the same period of 2006 due to the fact that PXRE did not underwrite any new reinsurance contracts during the first quarter of 2007. The negative net premiums written in the first quarter of 2007 is primarily the result of the same factors discussed above with respect to the change in net premiums earned.

Net Premiums Written
($000's)	Three Months Ended March 31,
	2007	2006	Change %

Net Premiums Written:
Cat & Risk Excess	$(16,552)	$78,806	(121)
Exited	14	87	(84)

	$(16,538)	$78,893	(121)

     Net investment income for the first quarter of 2007 decreased 24%, or $4.2 million, to $13.7 million from $17.9 million for the corresponding period of 2006. This decrease is primarily a result of a $5.4 million decrease in income from our hedge funds and a $0.7 million decrease in income from our fixed maturity and short-term investment portfolios, offset, in part, by a $1.6 million decrease in investment expenses. The decrease in investment expenses resulted from the commutation of several reinsurance contracts that required PXRE to credit interest to the counterparties to these transactions, when these contracts were in place in 2006. The decrease in income from our fixed maturity and short-term investment portfolios was due to a decrease in invested assets attributable to cash flow used principally for the payment of claims. The net return on the fixed maturity and short-term investment portfolios increased to 5.2% for the quarter, on an annualized basis, compared to 4.3% during the comparable prior year period due to improved yields throughout the portfolio, but particularly within our short-term portfolio. As previously communicated, PXRE submitted redemption notices for its entire hedge fund portfolio in February 2006, and as a result income from hedge funds will continue to decrease in future quarters as we receive the remaining proceeds from our various hedge fund investments. As of March 31, 2007 we have received redemption proceeds from 96% of the hedge fund assets held as of December 31, 2005 and the balance is expected to be received by the end of 2007.

     During the first quarter of 2007, the Company recorded $2.3 million in other than temporary impairment charges which are reflected as net realized investment losses. These charges related to a single asset-backed security that is expected to experience substantial losses in the near future. Net realized investment losses for the first quarter of 2006 were $4.7 million primarily due to $3.8 million in other than temporary impairment charges which related to investments that the Company may not have had the ability to hold to maturity as a result of the ratings downgrades of PXRE that occurred during 2006.
     The Company had losses and loss expenses incurred for the quarter of negative $3.2 million. The negative losses and loss expenses incurred was due to net favorable development of $3.2 million on prior-year losses and loss expenses during the quarter. The Company has no remaining material exposure to new catastrophe events as virtually all of the policies written by the Company in 2006 expired as of December 31, 2006 and the Company has not underwritten any new business in the first quarter of 2007. Losses and loss expenses incurred in the first quarter of 2006 were $17.8 million. There were no significant property catastrophe losses during the first quarter of 2006.
     Operating expenses increased to $11.8 million in the first quarter of 2007 compared to $11.0 million in the first quarter of the prior year principally due to legal and financial advisory fees associated with the pending merger between the Company and Argonaut.
     On a fully diluted basis, book value per share decreased for the first quarter of 2007 by $0.11 to $6.30 at March 31, 2007 primarily due to the net loss in the quarter. During the first quarter of 2007, PXRE recorded a change in net after-tax unrealized appreciation in investments of $1.5 million in other comprehensive income.
     PXRE — with operations in Bermuda, Europe and the United States — provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus has historically been to provide property catastrophe reinsurance and retrocessional coverage. The Company also provided marine, aviation and aerospace products and services. The Company’s shares trade on the New York Stock Exchange under the symbol “PXT.”
     PXRE Group Ltd. will conduct an investor call on Wednesday, May 9, 2007 at 10:00 a.m. Eastern Time. The conference call can be accessed by visiting the investor relations section of PXRE Group’s Web page, which can be found at www.pxre.com. The dial-in numbers are (888) 515-2235, passcode 5439127, for U.S. and Canadian callers and (719) 457-2601 for international callers, passcode 5439127. Following the conclusion of the presentation, the webcast replay of the conference call will be available online approximately one hour after the call’s completion at www.pxre.com or by telephone at (888) 203-1112, passcode 5439127. International callers can access the conference call replay by dialing (719) 457-0820, passcode 5439127.

     Quarterly financial statements are expected to be available on the Company’s website under the press release section of News and Events on May 9, 2007. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.
     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) we face risks related to our proposed merger with Argonaut; (ii) if the merger with Argonaut is not completed, unless the Board of Directors identifies and implements a different operating strategic solution, we will not write or earn any material premiums in the future and, as a result, we expect to incur material operating losses since our remaining revenue is insufficient to cover our projected operating and other expenses; (iii) if the merger is not consummated, we may not be able to identify or implement a strategic alternative for PXRE; (iv) if the merger is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable; (v) if the merger is not consummated and the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur additional material charges or termination fees in connection with our collateralized catastrophe facility and certain multiyear ceded reinsurance agreements; (vi) our ability to continue to operate our business, consummate the merger and to identify, evaluate and complete any other strategic alternative is dependent on our ability to retain our management and other key employees, and we may not be able to do so; (vii) adverse events in 2006 negatively have affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us; (viii) reserving for losses includes significant estimates, which are also subject to inherent uncertainties; (ix) because of potential exposure to catastrophes in the future, our financial results may vary significantly from period to period; (x) we operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment; (xi) reinsurance prices may decline, which could affect our profitability; (xii) we may require additional capital in the future; (xiii) our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results; (xiv) we have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations; (xv) our reliance on reinsurance brokers exposes us to their credit risk; (xvi) we may be adversely affected by foreign currency fluctuations; (xvii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xviii) we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xix) recoveries under our collateralized facility are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by this facility; (xx) our inability to provide the necessary collateral could affect our ability to offer reinsurance in certain markets; (xxi) the insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong; (xxii) regulatory constraints may restrict our ability to operate our business; (xxiii) any determination by the United States Internal Revenue Service (“IRS”) that we or our offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the our financial position or results; and (xxiv) any changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on our financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.
     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.
WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION
     In connection with the proposed merger transaction between PXRE and Argonaut Group, Inc., PXRE has filed with the SEC a registration statement on Form S-4 which contains a preliminary joint proxy statement and prospectus. The definitive registration statement on Form S-4 has not been declared effective by the SEC. Investors and shareholders of PXRE and Argonaut Group, Inc. are urged to read the joint proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant materials regarding the proposed merger transactions (when they become available) because they contain or will contain important information about PXRE, Argonaut Group, Inc. and the proposed merger transaction. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by PXRE with the SEC, may be obtained free of charge at the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by PXRE by directing a written request to PXRE Group Ltd., Attention: Robert P. Myron, Chief Financial Officer, PXRE House, 110 Pitts Bay Road, Pembroke, HM 08 Bermuda or by calling 441-296-5858. Investors and shareholders are urged to read the joint proxy statement/prospectus and any other relevant materials (when they become available) before making any voting or investment decisions with respect to the proposed merger transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration nor qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
     PXRE and its directors and executive officers and Argonaut Group, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PXRE and Argonaut Group, Inc. in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the proposed merger transaction is included in the joint statement/prospectus referred above and PXRE’s Form 10-K/A filed with the SEC.

PXRE Group Ltd.
Unaudited Financial Highlights
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Gross premiums written	$(2,079)	$121,385

Net premiums written	$(16,538)	$78,893

Revenues	$6,277	$90,531
Losses and expenses	(13,473)	(48,919)

(Loss) income before income taxes and convertible preferred share dividends	(7,196)	41,612
Income tax expense	1	—

Net (loss) income before convertible preferred share dividends	$(7,197)	$41,612

Net (loss) income per diluted common share	$(0.12)	$0.54

Average diluted shares outstanding (000’s)	72,049	76,975
Average diluted shares outstanding when antidilutive (000’s)	72,049	—

Financial Position:	Mar. 31, 2007		Dec. 31, 2006

Cash and investments	$1,089,552		$1,216,392
Total assets	1,253,322		1,401,343
Reserve for losses and loss expenses	469,982		603,241
Shareholders’ equity	490,297		496,767
Book value per common share (1)	6.30		6.41
Statutory surplus:
Peleus Reinsurance Ltd.	213,809	(2)	—
PXRE Reinsurance Ltd.	394,068	(2)	564,209	(3)
PXRE Reinsurance Company	138,291	(4)	137,974

	Three Months Ended
	March 31,
	2007	2006
GAAP Ratios: (5)
Loss ratio	NM	23.1%
Expense ratio	NM	29.4%

Combined ratio	NM	52.5%

Losses Incurred by Segment:
Cat & Risk Excess	$(4,563)	$15,879
Exited	1,381	1,921

	$(3,182)	$17,800

Commission and Brokerage, Net of Fee Income by Segment: (6)
Cat & Risk Excess	$(412)	$11,742
Exited	1	(38)

	$(411)	$11,704

Underwriting (Loss) Income by Segment: (7)
Cat & Risk Excess	$(233)	$49,375
Exited	(1,368)	(1,792)

	$(1,601)	$47,583

	Three Months Ended
	March 31,
	2007	2006
Underwriting (Loss) Income Reconciled to (Loss) Income Before Income Taxes and Convertible Preferred Share Dividends:
Underwriting (loss) income (7)	$(1,601)	$47,583
Net investment income	13,680	17,912
Net realized investment losses	(2,272)	(4,659)
Other fee income	45	—
Other reinsurance related expense	(1,773)	(3,721)
Operating expenses	(11,841)	(10,965)
Foreign exchange gains (losses)	178	(927)
Interest expense	(3,612)	(3,611)

(Loss) income before income taxes and convertible preferred share dividends	$(7,196)	$41,612

(1)	After considering convertible preferred shares.

(2)	Estimated and before inter-company eliminations.

(3)	Before inter-company eliminations.

(4)	Estimated.

(5)	The loss ratios, expense ratio and combined ratio are not meaningful for the first quarter of 2007.

(6)	Commission and Brokerage, Net of Fee Income by Segment excludes fee income earned by a consulting subsidiary.

(7)	Underwriting (Loss) Income by Segment (a GAAP financial measure): The Company’s reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company’s financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting (Loss) Income by Segment is calculated by subtracting losses and loss expenses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains (losses), other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses, or interest expense to its respective underwriting segments.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended March 31, 2007.